UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2015 (August 4, 2015)

InfoSonics Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32217	33-0599368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 Nobel Drive, Suite #325,

San Diego, CA 92122

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 373-1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 4, 2015, InfoSonics Corporation (the “Company”) entered into the Third Amendment to Loan and Security Agreement with Silicon Valley Bank (the “Amendment”). The Amendment modifies the original Loan and Security Agreement that was dated as of March 27, 2014, as amended (the “Credit Facility”). The primary purposes of the Amendment are as follows:

1.	Increase Maximum Advances from $4,000,000 to $7,000,000,

2.	Extend the Maturity Date from September 27, 2015 to September 27, 2017,

3.	Reset the Minimum Tangible Net Worth covenant to $15,000,000 effective June 30, 2015.

A copy of the Amendment is filed as Exhibit 10.17 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are contained in Item 1.01 above, and are incorporated as if fully restated herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.17	Third Amendment to Loan and Security Agreement dated as of August 4, 2015 between Silicon Valley Bank and InfoSonics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InfoSonics Corporation

/s/ Vernon A. LoForti
Vernon A. LoForti
Date: August 5, 2015	Chief Financial Officer